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                                                                   Exhibit 23(i)

                         LONGLEAF PARTNERS FUNDS TRUST
                    c/o Southeastern Asset Management, Inc.
                         6410 Poplar Avenue; Suite 900
                               Memphis, TN 38119


August 1, 2000


Securities and Exchange Commission
Boards of Trustees
    Longleaf Partners Funds Trust (the master trust)
      Longleaf Partners Fund (First Series)
      Longleaf Partners Small-Cap Fund (Second Series)
      Longleaf Partners Realty Fund (Third Series)
      Longleaf Partners International Fund (Fourth Series)

Gentlemen:


This letter is written with respect to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-10472), (the "Registration Statement") of Longleaf Partners Funds Trust, a Massachusetts business trust (the "Trust"), as filed with the Securities and Exchange Commission registering under the Securities Act of 1933 an indefinite number of shares of beneficial interest of each Series having no par value (the "Shares") of Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Realty Fund and Longleaf Partners International Fund, each a separate Series of the Trust.


As General Counsel of the Trust and each of its Series, I am familiar with and have examined such records, certificates and other documents and reviewed such questions of law as deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination and review, you are advised that, in my opinion, proper trust proceedings have been taken by the Trust so that the Shares have been validly authorized and, when the shares have been issued and sold in accordance with the terms of the Prospectus included in the Registration Statement, (with the Trust receiving consideration for the net asset value per share prior to issuance of the shares), the Shares will be validly issued, fully paid and non-assessable when issued.


I hereby consent to the filing of this opinion as an exhibit to the said Post Effective Amendment No. 23 to the Registration Statement and the reference to my name as General Counsel in Part B of the Registration Statement under the heading "Other Service Providers; Legal Counsel".


Very truly yours,

/s/ Charles D. Reaves
-------------------------
Charles D. Reaves
General Counsel
Longleaf Partners Funds Trust
and each of its Series